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                                                                    EXHIBIT 23.3


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 6, 1997 pertaining to Clientele Software, Inc. included in Platinum Software Corporation's Form 8-K dated July 11, 1997 and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP

Portland, Oregon
October 9, 1997